Calculation of Filing Fee Tables
F-10
ELDORADO GOLD CORP /FI
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Debt	Convertible Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid		Unallocated (Universal) Shelf		457(o)			$ 6,532.00	0.0001531	$ 1.00
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Debt	Convertible Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees Previously Paid	1	Unallocated (Universal) Shelf		457(o)			$ 750,000,000.00		$ 114,825.00
			Total Offering Amounts:				$ 750,006,532.00		$ 114,826.00
			Total Fees Previously Paid:						$ 114,825.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1.00
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, convertible securities, warrants, subscription receipts, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time (collectively, the "Securities"), which collectively shall have an aggregate initial offering price not to exceed $750,006,532. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement. The Registrant previously paid a registration fee of $114,825 in connection with registering $750,000,000 in maximum aggregate offering price of an indeterminate number of Securities with the initial filing of the Form F-10 Registration Statement on June 17, 2025 (the "Form F-10"). As a result, a $1 registration fee is payable in connection with this Amendment No. 1 to the Form F-10.